UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: March 27, 2020

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Penn National Gaming, Inc.

(Exact name of registrant as specified in its charter)

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Pennsylvania (State or Other Jurisdiction of Incorporation)	0-24206 (Commission File Number)	23-2234473 (IRS Employer Identification No.)

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of principal executive offices including Zip Code)

610-373-2400

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2020, Penn National Gaming, Inc., a Pennsylvania corporation (“Penn National” or the “Company”), entered into a binding term sheet (the “Term Sheet”) with Gaming and Leisure Properties, Inc., a Pennsylvania corporation (“GLPI”). The majority of the real estate assets used in the Company’s operations are subject to triple net master leases with GLPI.

Pursuant to the Term Sheet, GLPI will purchase the real property associated with the Company’s Tropicana Las Vegas Casino Hotel Resort (the “Tropicana Property”) from the Company for rent credits of $307.5 million (the “Tropicana Transaction”) which the Company will be able to utilize to pay rent under its existing leases with GLPI beginning in May 2020. Penn National will lease the Tropicana Property back from GLPI under a triple net lease with a nominal rent and continue to operate the casino and hotel business operated on the Tropicana Property (the “Tropicana Business”) for two years (subject to three one-year extensions at GLPI’s option) or until the Tropicana Property and the Tropicana Business are earlier sold. GLPI will conduct a sale process with respect to the Tropicana Property and the Tropicana Business for up to 24 months (the “Sale Period”), with Penn National receiving (i) 75% of the proceeds above $307.5 million plus certain taxes, expenses and costs if an agreement for such sale is signed in the first 12 months of the Sale Period or (ii) 50% of the proceeds above $307.5 million plus certain taxes, expenses and costs if an agreement for such sale is signed in the remainder of the Sale Period.

GLPI will also purchase from Penn National the land under Penn National’s gaming facility under construction in Morgantown, Pennsylvania (the “Morgantown Property”) for $30 million in rent credits and lease the Morgantown Property back to Penn National for an initial annual rent of $3.0 million, subject to escalation provisions as set forth in the Term Sheet.

The Term Sheet also provides that Penn National and GLPI will enter into an option agreement providing Penn National with the exclusive right until December 31, 2020 to purchase from GLPI the operations of Hollywood Casino Perryville for $31.111 million, with the closing of such purchase to occur on a date selected by Penn National during calendar year 2021 with reasonable prior notice to GLPI unless otherwise agreed by the parties. If such transaction is completed, Penn National would lease the real property at Hollywood Casino Perryville with initial rent of $7.77 million per year subject to escalation as set forth in the Term Sheet.

In connection with the transactions described above, Penn National will agree to exercise the next scheduled five-year renewal under the Master Lease between GLP Capital, L.P. and Penn Tenant, LLC dated November 1, 2013, as amended (the “Penn Master Lease”), and the Master Lease, dated April 28, 2016, by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc., as amended (the “Pinnacle Master Lease”), and GLPI will grant Penn National the option to exercise an additional five-year renewal term at the end of the lease term on the Penn Master Lease and the Pinnacle Master Lease, subject to certain conditions. If each of such renewal options were exercised, the term of the Penn Master Lease would extend to November 30, 2033 and the term of the Pinnacle Master Lease would extend to April 30, 2031.

Penn National and GLPI have agreed to use commercially reasonable efforts to enter into definitive documentation with respect to the transactions contemplated by the Term Sheet as promptly as practicable. The respective obligations of Penn National and GLPI to enter into the agreements and transactions contemplated by the Term Sheet are subject to each party having obtained amendments from such party’s credit agreement lenders as it reasonably and in good faith determines are appropriate under the circumstances. Penn National and GLPI have agreed to use commercially reasonable efforts to obtain any such amendment, as well as any necessary regulatory approvals, as promptly as practicable.

The summary of the Term Sheet described above is qualified in its entirety by reference to the Term Sheet, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2020, Penn National entered into certain amendments to the employment agreements effective April 1, 2020, with certain named executive officers, which, among other things, provide for a reduction in such Named Executive Officers’ salaries until such time as Penn National determines that its properties have substantially returned to normal operations.

Penn National and Jay Snowden, Penn National’s President and Chief Executive Officer, entered into an amendment (the “Snowden Amendment”) to the Executive Agreement, dated July 31, 2019, between Penn National and Mr. Snowden. The Snowden Amendment provides that, effective April 1, 2020, Mr. Snowden’s annual base salary will be reduced by $350,000 from his current annual salary.

Penn National and David Williams, Penn National’s Executive Vice President and Chief Financial Officer, entered into an amendment (the “Williams Amendment”) to the Executive Agreement, dated January 22, 2020, between Penn National and Mr. Williams. The Williams Amendment provides that, effective April 1, 2020, Mr. Williams’ annual base salary will be reduced by $130,000 from his current annual salary.

Penn National and Carl Sottosanti, Penn National’s Executive Vice President, General Counsel and Secretary, entered into an amendment (the “Sottosanti Amendment”) to the Executive Agreement, dated December 10, 2018, between Penn National and Mr. Sottosanti. The Sottosanti Amendment provides that, effective April 1, 2020, Mr. Sottosanti’s base salary will be reduced by $139,050 from his current annual salary.

The above summaries of the Snowden Amendment, the Williams Amendment and the Sottosanti Amendment are qualified by reference to the Snowden Amendment, the Williams Amendment and the Sottosanti Amendment, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On May 27, 2020, Penn National issued a press release announcing, among other things, execution of the Term Sheet and additional measures to help mitigate the financial impact of the ongoing COVID-19 pandemic. Penn National announced that given the uncertainty about the duration of the pandemic, and with no meaningful revenue for the foreseeable future, Penn National will be implementing unpaid furloughs impacting approximately 26,000 employees beginning on April 1, 2020, with medical benefits provided through June 30, 2020 for the furloughed employees.

Penn National also announced in the press release that in light of the COVID-19 outbreak and ongoing uncertainty regarding its magnitude and duration, Penn National is withdrawing its 2020 financial guidance provided on February 6, 2020.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Binding Term Sheet, dated as of March 27, 2020, by and among Penn National Gaming, Inc. and Gaming and Leisure Properties, Inc.
10.1	First Amendment to Executive Agreement, dated March 27, 2020, by and between Penn National Gaming, Inc. and Jay A. Snowden
10.2	First Amendment to Executive Agreement, dated March 27, 2020, by and between Penn National Gaming, Inc. and David Williams
10.3	First Amendment to Executive Agreement, dated March 27, 2020, by and between Penn National Gaming, Inc. and Carl Sottosanti
99.1	Press Release dated March 27, 2020 of Penn National Gaming, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2020

PENN NATIONAL GAMING, INC.

By:	/s/ Carl Sottosanti
Carl Sottosanti
Executive Vice President, General Counsel and Secretary